FY22 Q3 GENESCO December 3, 2021 Summary Results Exhibit 99.2

This presentation contains forward-looking statements, including those regarding the performance outlook for the Company, expectations with respect to sales, earnings, growth, returning capital to shareholders and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “should,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, store closures due to COVID-19, weakness in store and shopping mall traffic, timing of in person back-to-work and back-to-school and sales with respect thereto, expectations regarding the COVID-19 vaccine rollout and acceptance, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the timing and amount of share repurchases; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; changes to U.S. tax laws impacting the Company’s tax liabilities; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as earnings and earnings per share and operating income. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings and earnings per share from continuing operations and operating income adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Non-GAAP Financial Measures

4 Our Footwear Focused Vision & Strategy Vision

5 Our Footwear Focused Vision & Strategy Strategic Initiatives/Pillars

Highlights Q3 FY22 6 Third quarter revenue of $601 million increased 25% vs. last year and 12% vs. the pre-pandemic third quarter two years ago. Revenue growth, better-than-expected gross margins and expense leverage resulted in an operating income increase of 69% over pre-pandemic levels and record EPS of $2.36 compared with $0.85 last year and $1.33 two years ago, all on an adjusted basis. Driving store sales up 30% year-over-year through increased conversion, returning like-for-like store sales above pre-pandemic levels for the first time. Digital sales, which come with double-digit operating margins, increased 11% year-over-year and 79% compared to FY20. With this, our ecommerce business now represents 18% of total retail sales. Increasing gross margin by 210 basis points vs. last year, driven primarily by higher full price selling and price increases, while being flat with FY20, despite the challenges in the supply chain and changing mix of our business. Leveraging adjusted SG&A by 260 basis points compared to pre-pandemic levels, as we made progress on efforts to reshape our cost structure. Restarting our share repurchase activity by buying back $31 million of GCO stock, demonstrating our strong financial position, confidence in our future and commitment to our strong track record of returning capital to shareholders.

$601 MILLION IN SALES +79% +69% Q3 FY22 Key Earnings Highlights +12% vs. FY20 GROWTH IN E-COMMERCE SALES VS FY20 $2.26 GAAP EPS vs. $1.31 FY20 $2.36 Non-GAAP EPS vs. $1.33 FY20 GROWTH IN NON-GAAP OPERATING INCOME VS FY20

For Position Only Key Earnings Highlights Q3 FY22

FY22 Key Earnings Highlights

E-Commerce Sales Highlights Q3 FY22 (1) Retail sales represent combined store sales and e-commerce sales

For Position Only= Total Sales Q3 FY22

Q3 FY22 Sales by Segment FY20 Net Sales $537.3 Million FY22 Net Sales $600.5 Million FY21 Net Sales $479.3 Million 12

YTD FY22 Sales by Segment FY20 Net Sales $1.5 Billion FY22 Net Sales $1.7 Billion FY21 Net Sales $1.1 Billion 13

Adjusted Operating Income (Loss) by Segment (1) Q2 FY22 Q3 FY22

For Position Only (1) Adjusted Operating Income (Loss) by Segment Q2 FY22 (1) YTD FY22 Adjusted Operating Income (Loss) by Segment

Q3 FY22 Inventory/Sales Change by Segment

Q3 FY22 Retail Stores Summary

Q3 FY22 Retail Square Footage

Q4 FY22 Outlook(1) (1) On a Non-GAAP basis, see GAAP to Non-GAAP adjustments in appendix (2) Excludes projected spend for the new corporate headquarters building. Note: Total Sales, Gross Margin and SG&A Expense comparisons below are to Fiscal 2020. See earnings call transcript for important details regarding guidance assumptions.

FY22 Outlook(1) Note: Total Sales, Gross Margin and SG&A Expense comparisons below are to Fiscal 2020. See earnings call transcript for important details regarding guidance assumptions. (1) On a Non-GAAP basis, see GAAP to Non-GAAP adjustments in appendix (2) Excludes projected spend for the new corporate headquarters building.

FY22 Projected Retail Store Count

FY22 Projected Capital Spending Projected FY22 CapEx $35-$40 Million(1) FY22 Projected Depreciation & Amortization = $43 Million (1) Excludes projected spend for the new corporate headquarters building. The projected capex for the new HQ in FY22 is approximately $13 million net of tenant allowance.

Appendix

Non-GAAP Reconciliation Q3 FY22

Non-GAAP Reconciliation YTD FY22

Q3 FY22 Adjusted Selling and Administrative Expenses 26

YTD FY22 Adjusted Selling and Administrative Expenses 27

FY22 Q3 GENESCO December 3, 2021 Summary Results